UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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SI Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2018

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of SI Financial Group, Inc. (the “Company”). The meeting will be held at the Savings Institute Bank and Trust Company Financial Center, 579 North Windham Road, North Windham, Connecticut on Wednesday, May 9, 2018 at 9:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Wolf & Company, P.C., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. You can vote your shares via the internet, by telephone or by completing and returning a proxy card. Voting instructions are printed on your proxy or voting instruction card that have been provided to you. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Rheo A. Brouillard

Rheo A. Brouillard
President and Chief Executive Officer

803 MAIN STREET

WILLIMANTIC, CONNECTICUT 06226

(860) 423-4581

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m., local time, on Wednesday, May 9, 2018

PLACE	The Savings Institute Bank and Trust Company Financial Center 579 North Windham Road North Windham, Connecticut

ITEMS OF BUSINESS	(1)	To elect three directors to serve for a term of three years.

	(2)	To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

	(3)	An advisory vote to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement.

	(4)	To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	To vote, you must have been a stockholder at the close of business on March 12, 2018.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares via the internet, by telephone or by completing and returning the proxy or voting instruction card provided to you. Voting instructions are printed on your proxy or voting instruction card. A printed proxy card for the annual meeting and a self-addressed return envelope will be mailed to all stockholders of record on or about April 9, 2018. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in this proxy statement.

/s/ Laurie L. Gervais

Laurie L. Gervais
Corporate Secretary
March 29, 2018

SI Financial Group, Inc.

Proxy Statement

SI FINANCIAL GROUP, INC.

PROXY STATEMENT

General Information

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of SI Financial Group, Inc. for the 2018 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may refer to SI Financial Group, Inc. as “SI Financial,” the “Company,” “we,” “our” or “us.”

SI Financial is the holding company for Savings Institute Bank and Trust Company. In this proxy statement, we may refer to Savings Institute Bank and Trust Company as “Savings Institute” or the “Bank.”

We are holding the 2018 annual meeting at the Savings Institute Bank and Trust Company Financial Center, 579 North Windham Road, North Windham, Connecticut on Wednesday, May 9, 2018 at 9:00 a.m., local time.

We intend to provide access to this proxy statement and a proxy card to stockholders of record beginning on or about March 29, 2018.

Important Notice Regarding the Availability of Proxy Materials

for the 2018 Annual Meeting of Stockholders to be held on May 9, 2018

This proxy statement and our 2017 Annual Report are available electronically at www.edocumentview.com/SIFI. On this website, the Company also posts the 2017 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

Information About Voting

Who Can Vote at the Meeting

You are entitled to vote the shares of SI Financial common stock that you owned as of the close of business on March 12, 2018. As of the close of business on that date, 12,242,434 shares of SI Financial common stock were outstanding. Each share of common stock has one vote on each matter presented to stockholders.

Ownership of Shares; Attending the Meeting; Voting

You may own shares of SI Financial in one of the following ways:

•	Directly in your name as the stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”; or

•	Indirectly through: (1) the SI Financial Group, Inc. Stock Fund (the “Stock Fund”) in the Savings Institute Bank and Trust Company Profit Sharing and 401(k) Savings Plan (the “401(k) Plan”); (2) the Savings Institute Bank and Trust Company Employee Stock Ownership Plan and Trust (the “ESOP”); and/or (3) the trust that holds restricted stock awards and performance shares issued under the SI Financial Group, Inc. 2012 Equity Incentive Plan (the “Equity Incentive Plan”).

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If your shares are registered directly in your name, you are the holder of record of these shares and have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or the internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of SI Financial common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

See “Participants in the ESOP, 401(k) Plan and Equity Incentive Plan” for a discussion of voting rights under those plans.

Quorum and Vote Required

Quorum. We will have a quorum and be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum. Broker non-votes occur when brokerage firms return proxies for which no voting instructions have been received from beneficial owners and the broker does not have discretionary authority to vote on the proposal.

Votes Required for Proposals. At this year’s annual meeting, stockholders will be asked to elect three directors to serve a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees or withhold votes as to any nominee. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting on the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm or on the advisory vote to approve the compensation of the Company’s named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting. The affirmative vote of a majority of the votes cast is required to approve each of these proposals. Abstentions and broker non-votes will have no effect on the proposal.

Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this Proxy Statement) or with respect to the advisory vote regarding the compensation of our named executive officers (Item 3 of this Proxy Statement). Current regulations restrict the ability of your bank or broker to vote your shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or for the advisory vote regarding the compensation of our named executive officers, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker does, however, continue to have discretion to vote any shares for which you do not provide instructions on how to vote on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2 of this Proxy Statement).

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Voting by Proxy

The Board of Directors of SI Financial is requesting that you allow your shares of SI Financial common stock to be represented at the annual meeting by the persons named in the proxy card. All shares of SI Financial common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends:

•	a vote FOR each of the nominees for director;

•	a vote FOR ratification of Wolf & Company, P.C. as the independent registered public accounting firm; and

•	a vote FOR approval of the compensation of the named executive officers.

If you received a notice and wish to receive a paper copy of the proxy card, you can obtain a copy by calling (866) 641-4276;

•	Visiting www.envisionreports.com/SIFI; or

•	e-mailing investorvote@computershare.com with “Proxy Materials SI Financial Group, Inc.” in the subject line.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your SI Financial common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Voting by Telephone or Internet

Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Company common stock via the internet or by telephone. The internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for internet and telephone voting are set forth on the proxy card. The deadline for voting via the internet or by telephone is 1:00 a.m., Eastern Time, on Wednesday, May 9, 2018.

Participants in the ESOP, 401(k) Plan and Equity Incentive Plan

If you participate in the ESOP, if you invest in SI Financial common stock through the Stock Fund in the 401(k) Plan or if you are a participant in the Equity Incentive Plan, you will receive a voting instruction card for each plan that will reflect all the shares that you may direct the trustees to vote on your behalf under the respective plans. Under the terms of the ESOP, all allocated shares of SI Financial common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants. All unallocated shares of SI Financial common stock held by the ESOP and all allocated shares for which no timely voting instructions are received are voted by the ESOP trustee in the same proportion as shares for which the trustee received voting instructions from other plan participants, subject to the exercise of its fiduciary duties. Under the terms of the 401(k) Plan, participants may direct the Stock Fund trustee how to vote the shares credited to their accounts. The Stock Fund trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which the trustee received voting instructions from other plan participants. Under the Equity Incentive Plan, participants may direct the plan trustee how to vote the unvested shares of restricted stock awards and performance shares. The plan trustee will vote all shares held in the trust for which it does not receive timely instructions as directed by SI Financial. The deadline for returning your voting instruction cards is April 30, 2018.

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Corporate Governance and Board Matters

Director Independence

The Company’s Board of Directors currently consists of nine members, all of whom are independent under the listing standards of The NASDAQ Stock Market, except for Rheo A. Brouillard. Mr. Brouillard is not independent because he is President and Chief Executive Officer of SI Financial and Savings Institute. In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has made, directly or indirectly, to Mark D. Alliod, Roger Engle and Robert O. Gillard.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer will enhance Board independence and oversight. Moreover, the separation of the Chairman of the Board and President and Chief Executive Officer will allow the President and Chief Executive Officer to better focus on his responsibilities of running the Company, enhancing stockholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Mr. Alliod currently serves as Chairman of the Board of Directors. Mr. Alliod is independent under the listing requirements of The NASDAQ Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Corporate Governance Policies

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operation of the Board of Directors and its committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the Chief Executive Officer.

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Committees of the Board of Directors

The following table identifies the Company’s standing committees and their members as of March 12, 2018. All members of each committee are independent in accordance with the listing requirements of The NASDAQ Stock Market. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Governance Documents portion of the Investor Relations section of the Company’s Web site (www.mysifi.com).

Director	Audit and Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee

Mark D. Alliod	X	X	X
Rheo A. Brouillard
Roger Engle		X*	X
Donna M. Evan		X	X*
Michael R. Garvey	X*	X	X
Robert O. Gillard	X
Kevin M. McCarthy
Kathleen A. Nealon	X	X	X
Dennis Pollack
Number of meetings in 2017	5	4	4

*Chairperson

Audit and Risk Committee. The Audit and Risk Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The committee also receives and reviews the reports and findings and other information presented to them by the Company’s officers regarding financial reporting policies and practices. The Audit and Risk Committee also reviews the performance of the Company’s independent registered public accounting firm, the internal audit function and oversees policies associated with financial risk assessment and risk management. The Audit and Risk Committee selects the independent registered public accounting firm and meets with them to discuss the results of the annual audit and any related matters. The Board of Directors has determined that Messrs. Alliod and Garvey are “audit committee financial experts” under the rules of the Securities and Exchange Commission. Messrs. Alliod and Garvey are independent under the listing standards of The NASDAQ Stock Market applicable to audit committee members.

Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the President and Chief Executive Officer and other executives and establishes personnel policies. The Compensation Committee reviews all components of compensation including base salary, bonus, equity compensation, benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship and how all elements, in the aggregate, comprise the executives’ total compensation package. The Chief Executive Officer makes recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for other officers. Those recommendations consider the objectives of the compensation philosophy and the range of compensation programs authorized by the Compensation Committee. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Compensation Committee also assists the Board of Directors in evaluating potential candidates for executive positions.

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Consistent with applicable Securities and Exchange Commission disclosure requirements, we have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee assessed the Company’s executive and broad-based compensation and benefits to determine if the programs’ provisions and operations create undesired or unintentional risks of a material nature. This risk assessment process included: a review of program policies and practices; analysis of risk and risk controls related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward and the potential risks of the programs to Company strategy. Although we reviewed all compensation programs, we focused on the programs with variability of payout and with the ability of a participant to directly affect payout.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risks to the Company. We also believe that our incentive compensation arrangements: provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls; and are supported by the oversight and administration of the Compensation Committee.

The Compensation Committee, in conjunction with the Nominating and Corporate Governance Committee, considers the appropriate levels and form of director compensation and makes recommendations to the Board of Directors regarding director compensation.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to SI Financial and monitoring compliance with these policies and guidelines. In addition, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. It recommends director candidates for each committee for appointment by the Board.

Director Selection Process

Minimum Qualifications. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age limitation and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate the prospective nominee to determine if he or she possesses the following qualifications, qualities or skills:

•	contributions to the range of talent, skill and expertise appropriate for the Board;

•	financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

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•	the ability to devote sufficient time and energy to the performance of his or her duties;

•	independence under applicable Securities and Exchange Commission and listing definitions; and

•	current equity holdings in the Company.

The Committee will also consider any other factors it deems relevant, including age, size of the Board of Directors and regulatory disclosure obligations. Further, when identifying nominees to serve as director, the Nominating and Corporate Governance Committee considers its desire to maintain a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.

In addition, before nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and Committee attendance and performance; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The Nominating and Corporate Governance Committee adheres to the following process when it identifies and evaluates individuals to be nominated for election to the Board of Directors:

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the Committee members and other members of the Board of Directors, as well as its knowledge of members of Savings Institute’s local communities. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating and Corporate Governance Committee has not previously used an independent search firm in identifying nominees.

In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendations by Stockholders. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. However, the Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairperson of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

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1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Directors’ Compensation

The following table provides the compensation received by individuals who served as non-employee directors of SI Financial during 2017. The table excludes perquisites, which did not exceed $10,000 in the aggregate, for each director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Mark D. Alliod	$52,500	$	―	$	―	$4,400	$5,232	$37	$62,169
Roger Engle	43,000		―		―	4,400	―	37	47,437
Donna M. Evan	43,000		―		―	4,400	―	37	47,437
Michael R. Garvey	41,000		―		―	4,400	―	37	45,437
Robert O. Gillard	39,500		―		―	4,400	12,518	37	56,455
William R. Harvey(6)	2,500		―		―	―	―	―	2,500
Kevin M. McCarthy	40,500		―		―	4,400	2,761	―	47,661
Kathleen A. Nealon	39,000		―		―	4,400	―	―	43,400
Dennis Pollack	39,500		―		―	4,400	―	―	43,900

(1)	See footnote 1 to the directors and executive officers stock ownership table under “Stock Ownership” for the number of unvested shares of restricted stock and performance awards held in trust under the Equity Incentive Plan for each director at March 12, 2018.
(2)	As of December 31, 2017, Messrs. Alliod, Engle, Gillard, McCarthy and Pollack and Ms. Evan and Ms. Nealon each held stock options to purchase 10,000 shares of SI Financial’s common stock. As of December 31, 2017, Mr. Garvey held stock options to purchase 18,981 shares of SI Financial’s common stock.
(3)	Represents the cash incentive earned by our directors in 2017 and distributed in 2017 and 2018 under our 2017 Pay for Performance (“PFP”) program. The Company performance criteria used to determine incentives for our directors was the same criteria used for our named executive officers and given the same weighting. See “Compensation Discussion and Analysis” for additional information on our PFP program.
(4)	Reflects the above market earnings on the deferred fee arrangements between Savings Institute and Messrs. Alliod, Gillard and McCarthy. Under the terms of the arrangements, Messrs. Alliod, Gillard and McCarthy defer a portion of their director fees.
(5)	Reflects dividends paid on unvested restricted stock awards for all directors.
(6)	Mr. Harvey passed away on January 5, 2017.

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Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees to be paid to non-employee directors for their service on Savings Institute’s and SI Financial’s Board of Directors during 2017.

Quarterly Retainer (for service on SI Financial’s Board of Directors)	$4,000
Monthly Retainer (for service on Savings Institute’s Board of Directors)	1,000
Monthly Retainer for Savings Institute’s Chairman of the Board	2,000
Fee per Board or Committee Meeting	500

Board and Committee Meetings

During the year ended December 31, 2017, the Board of Directors of the Company and the Bank each held 12 meetings. No director attended fewer than 75% of the meetings of the Board of Directors and Board committees on which they served in 2017.

Director Attendance at Annual Meeting of Stockholders

While the Company has no formal policy on director attendance at annual meetings of stockholders, directors are encouraged to attend. All but two of the directors attended the 2017 annual meeting of stockholders.

Code of Ethics and Business Conduct

SI Financial has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

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Audit-Related Matters

Audit and Risk Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an opinion on the Company’s internal control over financial reporting based on criteria issued by the Committee on Sponsoring Organizations of the Treadway Commission. The Audit and Risk Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit and Risk Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit and Risk Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit and Risk Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit and Risk Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit and Risk Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit and Risk Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit and Risk Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit and Risk Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit and Risk Committee acts only in an oversight capacity. In its oversight role, the Audit and Risk Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements with U.S. generally accepted accounting principles. The Audit and Risk Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit and Risk Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent registered public accounting firm is “independent.”

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In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission. The Audit and Risk Committee has appointed, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Audit and Risk Committee of the Board of Directors of SI Financial Group, Inc.

Michael R. Garvey – Chairperson

Mark D. Alliod

Robert O. Gillard

Kathleen A. Nealon

Audit Fees

The following table sets forth the fees billed to the Company for the years ended December 31, 2017 and 2016 by Wolf & Company, P.C.:

	2017	2016
Audit Fees	$268,059	$266,197
Audit-Related Fees(1)	35,250	35,250
Tax Fees(2)	45,000	50,295
All Other Fees	—	—

(1)	Represents fees for audits of the 401(k) Plan and the ESOP.
(2)	Represents services rendered for tax compliance, tax advice and tax planning, including the preparation of the annual tax returns and quarterly tax payments.

Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Registered Public Accounting Firm

The Audit and Risk Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit and Risk Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit and Risk Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended December 31, 2017, all services were approved, in advance, by the Audit and Risk Committee in compliance with these procedures.

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Stock Ownership

The following table provides information as of March 12, 2018 with respect to persons and entities known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding
Maltese Capital Management LLC Maltese Capital Holdings, LLC Terry Maltese 150 East 52nd Street, 30th Floor New York, NY 10022	768,655	(1)	6.28%
Thomson Horstmann & Bryant Inc. 501 Merritt 7 Norwalk, Connecticut 06851	705,898	(1)	5.77%
Savings Institute Bank & Trust Company Employee Stock Ownership Plan 803 Main Street Willimantic, Connecticut 06226	692,508	(2)	5.66%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	672,466	(3)	5.49%

(1)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 12, 2018.
(2)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 6, 2018.
(3)	Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on January 23, 2018.

The following table provides information as of March 12, 2018 about the shares of SI Financial common stock that may be considered to be owned by each director, each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power, including any shares that such person has the right to acquire within 60 days, such as through the exercise of stock options. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

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Name	Number of Shares Owned (1)		Number of Shares That May Be Acquired Within 60 Days By Exercising Options	Total	Percent of Common Stock Outstanding
Directors
Mark D. Alliod	14,091	(2)	4,000	18,091	*
Rheo A. Brouillard	91,484	(3)	65,663	157,147	1.28%
Roger Engle	21,360	(4)	4,000	25,360	*
Donna M. Evan	23,390		4,000	27,390	*
Michael R. Garvey	18,884		11,184	30,068	*
Robert O. Gillard	25,454	(5)	4,000	29,454	*
Kevin M. McCarthy	80,093		4,000	84,093	*
Kathleen A. Nealon	6,281		4,000	10,281	*
Dennis Pollack	3,930		4,000	7,930	*
Named Executive Officers Who Are Not Also Directors
Laurie L. Gervais	59,093	(6)	39,490	98,583	*
Paul R. Little	13,216		25,000	38,216	*
Lauren L. Murphy	28,411	(7)	27,990	56,401	*
Gerald D. Coia	5,839		―	5,839	*
Jonathan S. Wood	18,271		20,000	38,271	*

All Directors and Executive Officers as a group (14 persons)	409,797		217,327	627,124	1.74%

*Less than 1% of the Company’s outstanding common stock.

(1)	This column includes the following:

	Allocated Shares Held in ESOP Trust	Shares Held in Trust in 401(k) Plan
Mr. Brouillard	12,969	19,291
Ms. Gervais	8,918	21,269
Mr. Little	5,800	—
Ms. Murphy	8,041	2,618
Mr. Coia	2,503	2,247
Mr. Wood	4,097	5,867

(2)	Includes 1,212 shares held by Mr. Alliod’s daughter, 250 shares held by the individual retirement account of Mr. Alliod’s daughter and 2,229 shares held by the individual retirement account of Mr. Alliod’s spouse.
(3)	Includes 898 shares held by Mr. Brouillard’s spouse and 2,659 shares held by the individual retirement account of Mr. Brouillard’s spouse.
(4)	Includes 22 shares and 43 shares held in a custodian account for Mr. Engle’s two children, under which Mr. Engle’s spouse has voting and investment power.
(5)	Includes 3,959 shares held by the individual retirement account of Mr. Gillard’s spouse.
(6)	Includes 449 shares held in custodian accounts for each of Ms. Gervais’ two children.
(7)	Includes 22 shares held in custodian accounts for each of Ms. Murphy’s two children.

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Items to be Voted on by Stockholders

Item 1 – Election of Directors

The Company’s Board of Directors consists of nine members. The Board is divided into three classes with three-year staggered terms, with one-third of the directors elected each year. The Board of Directors’ nominees for election this year will serve for a three-year term and until their respective successors have been elected and qualified.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any of the nominees is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute nominee proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all of the nominees.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each individual’s biography is as of December 31, 2017. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of Savings Institute.

Board Nominees for Terms Ending in 2021

Donna M. Evan retired as a Sales Manager for WILI AM/FM, a commercial radio station located in Willimantic, Connecticut, in 2016. Her responsibilities included working with local and regional businesses to market products and services, soliciting business from local and regional businesses and communicating with advertising agencies to coordinate advertising for national clients. Age 69. Director since 1996.

Ms. Evan brings significant business and management level experience from her experience in a setting outside of the financial services industry. In addition, through her business experience, Ms. Evan has gained significant marketing knowledge and valuable insight into current buying trends and the local economic environment, adding additional value to the Board.

Robert O. Gillard is the Chairman and owner of the O.L. Willard Company, Inc., a material supply company located in Willimantic, Connecticut. Age 71. Director since 1999.

Mr. Gillard’s career as a small business executive provides SI Financial with organizational understanding and expertise. Further, through his business, Mr. Gillard has gained comprehensive knowledge of the homebuilding industry throughout Eastern Connecticut, which aids the Board in its oversight of the lending function. In addition, as an active member of the community, including being a former member of the Design Review subcommittee of the Mansfield Planning Board and his previous service on the Greater Windham Community Foundation, Mr. Gillard is knowledgeable of the local consumer environment.

Dennis Pollack has served as the President and Chief Executive Officer of Prudential Bancorp, Inc. (NASDAQ: PBIP) and Prudential Bank in Philadelphia, Pennsylvania since May 2016. Mr. Pollack has held numerous executive positions, including Divisional President at Sony Corporation of America, President and CEO of the Connecticut Bank of Commerce, President and CEO of The Savings Bank of Rockland County, Chief Operating Officer at Paulson & Company, a multi-billion dollar hedge fund, and President and CEO of Pegasus Funding Group. Mr. Pollack served as a member of the Board of Directors of TF Financial Corp. until its sale to National Penn Bancshares, Inc. in October 2014, served as Chairman of the Board of Presilient, LLC until October 2015 and is a member of the Board of Directors of Prudential Bancorp, Inc. Mr. Pollack has authored numerous articles on the state of banking which appeared in Bottomline Magazine and The Bankers Magazine. Pursuant to the terms of the Agreement, dated February 25, 2015, between the Company and Lawrence B. Seidman and various affiliates of Mr. Seidman, the Company agreed to appoint Mr. Pollack to the Board of Directors. Age 67. Director since 2015.

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Mr. Pollack’s substantial experience as President, CEO and director of community banking organizations, in-depth knowledge of community bank lending, and additional management and Board experience involving the oversight of private and non-profit organizations provides the Company with valuable and relevant expertise as a director.

Directors with Terms Ending in 2019

Rheo A. Brouillard has been the President and Chief Executive Officer of Savings Institute and SI Financial since 1995 and 2004, respectively. Age 63. Director since 1995.

Mr. Brouillard’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which Savings Institute serves affords the Board valuable insight regarding the business and operations of Savings Institute. Mr. Brouillard’s knowledge of SI Financial’s and Savings Institute’s business and history position him well to continue to serve as President and Chief Executive Officer.

Roger Engle was the President of The Crystal Water Company, a water supplier located in Danielson, Connecticut, from 1973 until his retirement in 2000. Mr. Engle served as the First Selectman for the town of Brooklyn, Connecticut from 2005 until 2009. As First Selectman, Mr. Engle oversaw all functions of the town, including the budgeting process, issuance of bonds and maintenance of public infrastructure. He was also a director of Connecticut Water Service, Inc. (NASDAQ: CTWS), which delivers water to customers throughout 42 towns in Connecticut and Massachusetts, from 2000 to 2005. Age 79. Director since 1998.

Mr. Engle’s experience as President of The Crystal Water Company and First Selectman provides the Board valuable management level experience, including insight into the budget process. In addition, Mr. Engle’s continued involvement in community organizations and local political matters is a vital component of a well-rounded board.

Kevin M. McCarthy joined Newport Federal Savings Bank (“Newport Federal”) in 1989 and was its President and Chief Executive Officer before it merged into Savings Institute in September 2013. Mr. McCarthy served as Vice President, Director of Policy and Supervision at the Federal Home Loan Bank of Boston from 1977 to 1989 and was a savings and loan examiner with the Federal Home Loan Bank Board from 1973 to 1977. Mr. McCarthy served on the Board of the Federal Home Loan Bank of Boston from 2004 to 2012 and the Community Bank Council of the American Bankers Association from 2008 to 2013. Mr. McCarthy was a director of Newport Bancorp, Inc. and its wholly-owned subsidiary, Newport Federal, from 1993 until it merged into Savings Institute in September 2013. Age 70. Director since 2013.

Mr. McCarthy’s insight into the historical operations of Newport Federal and his extensive experience in the Rhode Island banking industry affords the Board valuable insight.

Directors with Terms Ending in 2020

Mark D. Alliod is the President and sole owner of Mark D. Alliod and Associates, a public accounting firm in Vernon, Connecticut. Age 54. Director since 2005.

Mr. Alliod provides expertise with regard to tax, financial and accounting matters. Also, as owner of an accounting firm, Mr. Alliod brings small business knowledge and management experience. He has the background to qualify as SI Financial’s audit committee financial expert.

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Michael R. Garvey became the managing partner of the public accounting firm of Garvey, Steele & Company, LLP, which provides audit and tax services throughout Connecticut, on January 1, 2015. Previously, he was the principal and owner of Garvey & Associates, LLC. As a principal of an accounting firm, Mr. Garvey is responsible for monitoring the firm’s risk management, strategic plan and overall firm operations. Mr. Garvey is also a principal and owner of Professional Payrolls, LLC, which provides payroll processing services to small, local businesses in New London, Connecticut. Age 53. Director since 2007.

Mr. Garvey is a certified public accountant and has financial background and expertise in financial accounting, auditing and tax matters. In addition, Mr. Garvey possesses substantial small company management experience as the owner of Professional Payrolls, LLC. He has the background to qualify as SI Financial’s audit committee financial expert.

Kathleen A. Nealon, a certified public accountant, is the Chief Financial Officer of the Professional Planning Group, a Westerly, Rhode Island-based company that provides financial planning services. Ms. Nealon was a director of Newport Bancorp, Inc. and its wholly-owned subsidiary, Newport Federal, from 2005 until it merged into Savings Institute in September 2013. Before serving as a director with Newport Federal, Ms. Nealon was a director of Westerly Savings Bank from 2004 until it merged with Newport Federal in 2005. Age 65. Director since 2013.

Ms. Nealon brings financial, accounting and management expertise to the Board. Ms. Nealon also provides the Board with knowledge of our Rhode Island market.

Item 2 – Ratification of the Independent Registered Public Accounting Firm

The Audit and Risk Committee of the Board of Directors has appointed Wolf & Company, P.C. to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, subject to ratification by stockholders. A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast, the Audit and Risk Committee of the Board of Directors may consider other independent registered public accounting firms.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm.

Item 3 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires, among other things, that the Company permit a non-binding advisory vote on the compensation of its named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.

The proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies through the following resolution:

“Resolved, that the Company’s stockholders approve the compensation paid to the Company’s named executive officers, as described in the Compensation Discussion and Analysis, compensation tables and narrative disclosure in this proxy statement.”

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Because the vote is advisory, it will not be binding upon the Company or its Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. We urge stockholders to read the Compensation Discussion and Analysis beginning on page 18 of this proxy statement and related compensation tables and narrative beginning on page 24, which provide detailed information on our compensation policies and practices for our named executive officers.

The Board of Directors recommends a vote “FOR” approval of the compensation of the named executive officers.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors of SI Financial Group, Inc.

Roger Engle - Chairperson

Mark D. Alliod

Donna M. Evan

Michael R. Garvey

Kathleen A. Nealon

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides our stockholders with an overview and analysis of the compensation programs in which our named executive officers (“NEOs”) participate in the process we use to make specific compensation decisions for our NEOs.  The following officers are our 2017 NEOs:

•	Rheo A. Brouillard, President and Chief Executive Officer
•	Laurie L. Gervais, Executive Vice President and Chief Operating Officer
•	Lauren L. Murphy, Executive Vice President and Chief Financial Officer
•	Jonathan S. Wood, Executive Vice President and Director of Retail Banking
•	Paul R. Little, Senior Vice President and Chief Credit Officer

Executive Summary

It is the intent of the Compensation Committee to provide our NEOs with a total compensation package that is market-competitive, promotes the achievement of our strategic objectives and industry best practices and is aligned with operating and other performance metrics to support long-term stockholder value.

Our success in 2017 was due in large part to the focus of our named executive officers on executing our strategic initiatives, which included increasing profitability by continuing to grow the commercial loan portfolio and managing expenses. The Company recognized the leadership efforts of Ms. Gervais in executing our strategic plan, as well as her expanded job responsibilities, including the addition of Bank Secrecy Act and compliance matters, by promoting her from Executive Vice President and Chief Administrative Officer to Executive Vice President and Chief Operating Officer. In addition, the Company promoted Ms. Murphy from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer in recognition of her service to the Company and her role on the executive team. In connection with the Bank’s restructuring of its lending department, Mr. Little was appointed as the Chief Credit Officer of the Bank.

Our Company in 2017.  We had a strong and profitable year with record earnings primarily due to the following:

•	Loans increased $16.9 million, or 1.4%, primarily due to a $60.3 million, or 14.3%, increase in multi-family and commercial real estate loans. Commercial loans account for over 60% of the total loan portfolio at December 31, 2017;

•	Deposits increased $77.4 million, or 6.8%, from $1.13 billion at December 31, 2016 to $1.21 billion at December 31, 2017, primarily due to increases in NOW and money market accounts of $49.2 million and noninterest-bearing deposits of $19.3 million, which allowed a decreased reliance on wholesale funding as Federal Home Loan Bank advances decreased $47.7 million, or 21.9%;

•	Mortgage banking revenue and service fees collectively increased $775,000, or 10.1%, to $8.4 million for 2017 due to increased volume and gains on residential fixed-rate loan sales and a higher volume of overdraft charges; and

•	Asset quality remained strong as nonperforming loans represented 0.51% of total loans and 0.41% of total assets at December 31, 2017.

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Our 2017 Compensation Decisions for the NEOs.  The Compensation Committee annually reviews the compensation arrangements for each of our NEOs in light of each officer’s position in the Company, total compensation and best practices.  Mr. Brouillard’s employment agreement and the change in control agreements with Messrs. Little and Wood and Ms. Gervais and Ms. Murphy were each extended for an additional year following a review of each NEO’s job performance. In connection with the contract renewals, the Compensation Committee approved salary increases for each NEO in keeping with our philosophy of targeting base pay at median levels for the Company’s peer group. The Compensation Committee also reviewed the impact of the Internal Revenue Code compensation limitations on the tax-qualified benefits provided to each of the NEOs and designated Ms. Murphy, effective January 1, 2018, as a participant in the Amended and Restated Savings Institute Bank and Trust Company Supplemental Executive Retirement Plan (the “SERP”) to provide her with retirement benefits lost under the Bank’s tax-qualified plans due to Internal Revenue Code limits. See “Executive Compensation –Pension Benefits” for additional information on the SERP. In addition, the Compensation Committee engaged Pentegra Retirement Services, Inc. to conduct a full review of the insurance-based retirement benefits provided to our NEOs and other officers under bank-sponsored deferred compensation arrangements funded through bank-owned life insurance (“BOLI Review”). In the connection with the BOLI Review, the Bank entered into a supplemental retirement arrangement with Ms. Murphy to recognize her contribution to the Company and align her overall compensation with similarly situated executives in the Company’s peer group. Ms. Murphy’s supplemental retirement arrangement has substantially similar terms as the arrangements with Mr. Brouillard and Ms. Gervais. See “Executive Compensation – Pension Benefits” for additional information on the supplemental retirement agreements. In connection with the BOLI Review, the Bank also amended Ms. Gervais’ supplemental retirement arrangement to adjust her basic benefit from 43% of final average compensation to 53% of final average compensation. Based on the information provided in the BOLI Review, this basic benefit adjustment aligns Ms. Gervais’ supplemental retirement benefit with that of similarly situated executives in the Company’s peer group.

The performance goals with respect to the PFP program were achieved in 2017 and, as a result, the NEOs received payouts based on the Company’s performance at maximum levels for the return on assets and earnings per share performance goals and threshold level for the non-interest expense goal. See “– Elements of Our Executive Compensation and Benefits Program – Short-Term Cash-based Incentive Compensation.”

We believe the decisions our Compensation Committee made in 2017 are aligned with our compensation philosophy, commensurate with our performance and competitive with our peers.

Consideration of Say on Pay Results

Each year at our annual meeting, we conduct an advisory vote of our stockholders on our executive compensation program. Although this vote is not binding on the Board or us, we believe that it is important for our stockholders to have an opportunity to express their views regarding our executive compensation philosophy, program and practices as disclosed in our proxy statement on an annual basis. The Board and our Compensation Committee value stockholders’ opinions and, to the extent there is any significant vote against the compensation of our named executive officers, the Compensation Committee evaluates whether any actions are warranted or appropriate.

At our 2017 annual meeting, 91.5% of the votes cast on the advisory vote on executive compensation (our “say on pay” proposal) supported our named executive officers’ compensation program demonstrating strong support of the Compensation Committee’s decisions regarding compensation for our NEOs.

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Compensation Philosophy

Our compensation program for our NEOs is designed to:

•	Align the interests of our NEOs with the interests of stockholders;

•	Tie annual cash incentives to the achievement of measurable corporate and individual performance;

•	Reward executives for enhancing long-term stockholder value;

•	Balance rewards for the achievement of both short-term and long-term SI Financial objectives and ensure sound risk management; and

•	Encourage ownership of SI Financial common stock.

Our compensation program for our NEOs holds our executives accountable for Company performance and rewards them for delivering superior performance and enhanced stockholder returns.

Elements of Our Executive Compensation and Benefits Program

To achieve our objectives, we have structured an executive compensation and benefits program that provides our NEOs with the following:

•	Competitive Base Pay;

•	Short-Term Cash-Based Incentives;

•	Long-Term Equity Incentives;

•	Retirement Benefits; and

•	Executive Agreements.

The elements of a NEO’s total compensation package will vary depending upon the executive’s job position and responsibilities with SI Financial and Savings Institute.

Base Pay. Our goal is to provide our NEOs with base salaries that are competitive, reflect their tenure and individual experience and are consistent with their individual performance.  The Compensation Committee has established base salary ranges for each NEO using the median base salaries paid to similarly situated executives.  Generally, base salaries are reviewed on an annual basis in connection with each NEO’s performance review or in the event of a promotion.  See “Executive Compensation — Summary Compensation Table” for the base salaries paid to our NEOs in 2017.

Short-Term Cash-Based Incentive Compensation. A major element of our compensation philosophy is to tie annual cash incentives to the achievement of measurable corporate and individual performance.  Our annual PFP provides a vehicle to reward participants for superior company and individual performance.  During 2017, each of our NEOs participated in the 2017 PFP.  The Compensation Committee, in conjunction with the Asset Liability Committee (for purposes of determining budget pool), established the performance goals for each of our NEOs under the 2017 PFP.  The metrics used for the 2017 PFP were consistent with prior years: (1) return on assets; (2) noninterest expenses; and (3) earnings per share.  Earnings per share and return on assets are used in the PFP calculations as clear and commonly used measures of profitability. Noninterest expense is also a valuable metric for measuring efficiency and aligning pay and performance.

Each PFP performance measure is assigned a specific weight: return on assets (30%), noninterest expenses (30%) and earnings per share (40%).

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The following table sets forth the Threshold, Target and Maximum performance goals under the 2017 PFP, as well as the Company’s 2017 performance results.

	Performance Goals						2017 Actual
Objective	Threshold		Target		Maximum		Results*
Return on Assets*	46.1	bp	51.2	bp	56.4	bp	60.5	bp
Noninterest Expenses (in thousands)	$42,796		$38,905		$35,015		$39,179
Earnings Per Share*	$0.58		$0.64		$0.70		$0.77

*Excludes the $4 million of additional income tax expense related to the revaluation of the Company’s net deferred tax asset as a result of the enactment of the Tax Cuts and Job Act in December 2017.

Under the 2017 PFP, Mr. Brouillard was eligible to receive 25% of base salary midpoint if the threshold level was achieved, 37.5% if the target level was achieved and 50% if the maximum level was achieved.  The other NEOs were eligible to receive 20% of base salary if the threshold level was achieved, 30% if the target level was achieved and 40% if the maximum level was achieved.  See “Executive Compensation — Grants of Plan-Based Awards” for the amounts that each NEO was eligible to receive under the 2017 PFP.

Based on our financial performance in 2017, a cash incentive was distributed based on the achievement of the threshold payout for noninterest expenses performance goal and the achievement of the maximum payout for the earnings per share and return on assets performance goals.  See “Executive Compensation — Summary Compensation Table” for 2017 PFP distributions.

2017 PFP Calculations for our Named Executive Officers (payouts rounded up to the nearest dollar)

	Allocation	Mr. Brouillard	Mr. Murphy	Ms. Gervais	Mr. Little	Mr. Wood
PFP Salary Allocation:
Base Salary Midpoint		$426,161	$257,269	$308,724	$214,391	$191,421
Salary Allocation - Threshold	(1)	106,540	51,454	61,745	42,878	38,284
Salary Allocation - Target	(2)	159,810	77,181	92,617	64,317	57,426
Salary Allocation - Maximum	(3)	213,081	102,908	123,489	85,756	76,568

PFP Distribution:
Return on Assets	30.0%	$63,924	$30,872	$37,047	$23,583	$22,970
Noninterest Expenses	30.0	31,962	15,436	18,523	11,791	11,485
Earnings Per Share	40.0	85,233	41,163	49,396	31,444	30,628
Total	100.0%	$181,119	$87,471	$104,966	$66,818	$65,083

(1)	Salary allocation at the threshold level was 25.0% for Mr. Brouillard and 20.0% for Ms. Murphy, Ms. Gervais, Mr. Little and Mr. Wood.
(2)	Salary allocation at the target level was 37.5% for Mr. Brouillard and 30.0% for Ms. Murphy, Ms. Gervais, Mr. Little and Mr. Wood.
(3)	Salary allocation at the maximum level was 50.0% for Mr. Brouillard and 40.0% for Ms. Murphy, Ms. Gervais, Mr. Little and Mr. Wood.

Long-Term Equity Incentives. The Compensation Committee developed a long-term incentive program that utilizes our 2012 Equity Incentive Plan to align the interests of our NEOs with our stockholders. Our NEOs currently hold stock options that are designed to focus our executive team on the long-term sustained performance of the Company.  See “Executive Compensation – Outstanding Equity Awards at Fiscal Year End.”

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Retirement Benefits. All of our NEOs participate in the Savings Institute’s ESOP and 401(k) Plan.  In addition to the tax-qualified plans, Savings Institute maintains non-qualified supplemental retirement arrangements with Mr. Brouillard, Ms. Gervais and Ms. Murphy (effective December 1, 2017) that provide for supplemental retirement benefits based on a fixed percentage of each executive’s three highest years of compensation.  The Bank also maintains the SERP that provides Mr. Brouillard, Ms. Gervais and Ms. Murphy (effective January 1, 2018) with benefits each officer would have received under the ESOP and 401(k) Plan, but for certain Internal Revenue Code limitations that reduce benefits for highly compensated executives under tax-qualified retirement plans.  In addition, the SERP provides participants with a supplemental stock ownership benefit if a change in control occurs before the full repayment of the ESOP loans.  See “Executive Compensation—Pension Benefits” for details on these programs.

Our retirement plans and arrangements are consistent with the arrangements provided to senior executive officers in the banking industry and assist us in attracting and retaining top talent by providing executives with financial security in retirement.

Executive Agreements. An important consideration in our ability to attract and retain key executives is our ability to minimize the impact on our management team of the possible disruption associated with our analysis of strategic opportunities.  Accordingly, we believe it is in the best interest of the Company and its stockholders to provide our key executives with reasonable financial arrangements in the event of termination of employment.  Therefore, we maintain an employment agreement with Mr. Brouillard and change in control agreements with our other NEOs.  See “Executive Compensation—Employment and Change in Control Agreements” for the details of these arrangements.   The executive agreements do not contain gross-ups or provide for severance benefits upon termination for cause or upon voluntary termination of employment.

The use of employment and change in control agreements is common among our competitors and therefore influences our use of such arrangements to retain our current management team.  The Compensation Committee periodically reviews the terms of the employment and change in control agreements.  For additional information regarding the executive agreements, see the section headed “Employment and Change in Control Agreements.”

Role of Compensation Committee

The Compensation Committee reviews all of the elements of compensation for our NEOs annually and gives due consideration to prevailing market practice, our overall compensation philosophy and the costs associated with the arrangements.  The Compensation Committee operates under a written charter that establishes its responsibilities.  The Compensation Committee and Board of Directors review the charter annually to ensure the scope of the charter is consistent with the Compensation Committee’s role.  Under the charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program.  The charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

Role of Management

Management provides data, analyses, input and recommendations to the Compensation Committee through our Chief Executive Officer and Chief Operating Officer.  The Compensation Committee considers our Chief Executive Officer’s evaluation of each NEO’s performance and recommendation of appropriate compensation.  However, our Chief Executive Officer does not participate in any decisions relating to his own compensation.  Our Chief Operating Officer also assists the Compensation Committee, providing support to the Compensation Committee Chairman as requested.

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Role of Compensation Consultant

The Compensation Committee did not engage a compensation consultant in 2017.  However, the Company did participate in the 2017 McLagan Executive Compensation Review for Regional and Community Banks (“McLagan Survey”) and in doing so received compensation survey data on community banks in the New England region that the Compensation Committee used in reviewing cash compensation for our NEOs.

Peer Group

The Compensation Committee considers information about the practices of other comparable companies, as well as evolving market practices, when it makes compensation decisions.   In 2017, the Compensation Committee reviewed the McLagan Survey and focused on community banks in the New England region with asset sizes ranging from $1 billion to $3 billion.  In addition to the McLagan survey, the Compensation Committee considered cash compensation data for similarly situated community banks from surveys prepared by the American Bankers Association and the Connecticut Bankers Association.

The Compensation Committee considered the survey data, in addition to NEO responsibilities and tenure with the Company, in connection with its executive compensation decision-making process.

Stock Compensation Grant and Award Practices; Timing Issues

The Compensation Committee considers whether to grant stock option and/or other forms of equity on an annual basis based on the shares available under the Company’s Equity Incentive Plan.  The Compensation Committee’s determination of grant dates or stock option exercise prices is made after carefully considering the timing of earnings releases and/or other material non-public information to ensure there is no manipulation of the market to an executive’s benefit.  The Compensation Committee’s decisions are reviewed and ratified by the full Board of Directors.  SI Financial never times the release of material non-public information to affect the value of executive compensation.  In general, the release of such information reflects established timetables for the disclosure of material non-public information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.  In accordance with the Company’s Equity Incentive Plan, options are granted at an exercise price equal to the closing price of our common stock on the Nasdaq Stock Market on the date of grant.

Perquisites

We provide our NEOs with reasonable perquisites to further their ability to promote the business interests of the Company in our markets and to reflect competitive practices for similarly situated executives employed by our peers.  The perquisites are reviewed periodically and adjusted as necessary.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure an understanding of the financial impact of the program.  Our analysis includes a review of recently adopted and pending changes in tax and accounting requirements.  As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

Stock Ownership Guidelines

We have not adopted formal stock ownership requirements for our NEOs.  As a practical matter, our NEOs and directors are expected to hold a meaningful interest in our stock.  See the “Stock Ownership” section of this proxy statement for information on each NEO’s holdings in our common stock.

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Risk Assessment

The Company- and Bank-sponsored compensation and benefit arrangements are reviewed on an annual basis to determine if the arrangements create undesired or unintentional risk of a material nature. The results of the 2017 risk assessment concluded that our compensation policies, programs and practices do not encourage risk-taking, are compatible with effective internal controls and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Executive Compensation

Summary Compensation Table. The following table provides information concerning total compensation earned or paid to the principal executive officer, the principal financial officer, the three other most highly compensated executive officers of SI Financial who served in such capacities at December 31, 2017 and one individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of 2017. These six officers are referred to as the named executive officers in this proxy statement.

Name and Principal Position	Year	Salary	Option Awards (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation (3)	Total
Rheo A. Brouillard	2017	$478,846	$—	$—	$181,119	$276,393		$27,211	$963,569
President and Chief Executive	2016	446,333	—	—	181,121	69,586		32,864	729,904
Officer	2015	418,252	—	118,600	47,943	261,083		34,327	880,205

Laurie L. Gervais	2017	264,539	—	—	104,966	—	(4)	23,617	393,122
Executive Vice President, Chief	2016	253,000	—	—	87,471	150,487		23,231	514,189
Operating Officer	2015	208,000	—	118,600	23,154	177,464		23,626	550,844

Paul R. Little	2017	220,769	—	—	66,818	—		23,467	311,054
Senior Vice President,	2016	213,385	—	—	72,893	—		23,111	309,389
Chief Credit Officer	2015	206,462	63,700	—	19,295	—		22,746	312,203

Lauren L. Murphy	2017	233,154	—	—	87,471	—		23,182	343,807
Executive Vice President,	2016	212,000	—	—	65,083	—		21,370	298,453
Chief Financial Officer	2015	188,154	—	118,600	17,228	—		17,903	341,885

Gerald D. Coia(5)	2017	210,769	—	—	57,885	—		19,342	287,996
Former Senior Vice President,	2016	204,039	—	—	65,083	—		20,422	289,544
Chief Credit Officer						—

Jonathan S. Wood	2017	200,654	—	—	65,083	—		17,285	283,022
Executive Vice President,
Retail Banking Officer

(1)	Reflects the aggregate grant date fair value for stock options granted during the year computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Share Based Payment (“ASC 718”). The amounts were based upon a fair value using the Black-Scholes option pricing model of $6.37 for the options granted in 2015. For information on the assumptions used to compute the fair value, see note 11 of the notes to the consolidated financial statements. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above.
(2)	These amounts reflect the aggregate grant date fair value for outstanding restricted stock awards and performance awards granted during 2015, computed in accordance with ASC 718 and are based on the Company’s stock price as of the date of grant, which was $11.86 for the grants in 2015. The amounts were calculated assuming that all performance conditions have been satisfied.
(3)	Details of the amounts reported in the “All Other Compensation” column for 2017 are provided in the table below. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each named executive officer.

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	Mr. Brouillard	Ms. Gervais	Mr. Little	Ms. Murphy	Mr. Coia	Mr. Wood
Employer matching contributions to 401(k) Plan	$8,100	$8,100	$8,100	$8,100	$5,400	$1,551
Fair market value of allocations under the ESOP	13,942	13,942	13,942	13,942	13,942	13,277

Economic benefit of employer-paid premiums for split-dollar life insurance agreements	4,169	825	1,300	453	—	1,995
Dividends paid on unvested restricted stock awards and performance awards	1,000	750	125	687	—	462

(4)	The value of the pension value and nonqualified deferred compensation earnings for Ms. Gervais decreased by $35,822. However, as required by SEC rule, no change is reported in the table.
(5)	Mr. Coia retired on December 31, 2017.

Employment and Change in Control Agreements

SI Financial and Savings Institute maintain a three-year employment agreement with Mr. Brouillard. On each anniversary date of the agreement and in connection with Mr. Brouillard’s performance review, the Board of Directors may renew the term of the agreement for an additional year so that the remaining term will be three years. The employment agreement provides for a base salary and, among other things, participation in discretionary bonuses or other incentive compensation provided to senior management, and participation in stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreement also contains a non-competition and non-solicitation restriction if Mr. Brouillard’s employment is terminated for good reason (as defined in the agreement) or without cause (as defined in the agreement). Mr. Brouillard’s employment agreement has been extended through December 31, 2020 and his current base salary is $500,000.

Savings Institute maintains change in control agreements with Ms. Gervais, Mr. Little, Ms. Murphy and Mr. Wood. These agreements provide each executive with cash severance and the continuation of certain benefits if their employment is terminated in connection with a change in control. In connection with each executive’s annual review, the Board of Directors may renew the agreements for an additional year so that the remaining term will be three years (two years for Mr. Wood). The change in control agreements have been extended through December 31, 2020 (December 31, 2019 for Mr. Wood).

See “Potential Post-Termination Benefits” for a discussion of the benefits and payments that Messrs. Brouillard, Little and Wood and Ms. Gervais and Ms. Murphy may receive under their agreements upon termination of employment.

Grants of Plan-Based Awards

The following table provides certain information as to grants of plan-based awards for the named executive officers.

	Estimated Possible Payouts
	Under Non-Equity Incentive Plan Awards (1)
Name	Threshold	Target	Maximum
Rheo A. Brouillard	$106,540	$159,810	$213,081
Laurie L. Gervais	61,745	92,617	123,489
Paul R. Little	39,305	58,957	78,610
Lauren L. Murphy	51,454	77,181	102,908
Gerald D. Coia	42,878	64,317	85,756
Jonathan S. Wood	38,284	57,426	76,568

(1)	These columns illustrate the possible payouts for each named executive officer under the 2017 PFP program. See “Summary Compensation Table” for the actual 2017 payouts.

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Pay for Performance Program

Our 2017 PFP was designed to reward employees and our directors for their contribution towards our success. Participants earned cash incentives under this program based on the Company’s achievement of specific financial performance measures. See “Compensation Discussion and Analysis” for a detailed discussion of the 2017 PFP. See “Summary Compensation Table” for the actual 2017 payouts to our named executive officers and “Corporate Governance and Board Matters–Directors’ Compensation” for the actual 2017 payout to our directors.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning options and stock awards that have not vested as of December 31, 2017 for each named executive officer.

		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)(1)	Number of securities underlying unexercised options Unexercisable (#)(1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Rheo A. Brouillard	2/24/2010	5,663	—	$5.68	2/24/2020	—	$—
	2/16/2011	10,000	—	9.40	2/16/2021	—	—
	10/24/2012	50,000	—	11.01	10/24/2022	—	—

Laurie L. Gervais	2/24/2010	4,490	—	5.68	2/24/2020	—	—
	2/16/2011	5,000	—	9.40	2/16/2021	—	—
	10/24/2012	30,000	—	11.01	10/24/2022	—	—

Paul R. Little	3/21/2012	1,000	—	11.20	3/21/2022	—	—
	10/24/2012	20,000	—	11.01	10/24/2022	—	—
	9/23/2015	4,000	6,000	11.86	9/23/2025	—	—

Lauren L. Murphy	2/24/2010	4,490	—	5.68	2/24/2020	—	—
	2/16/2011	2,500	—	9.40	2/16/2021	—	—
	3/21/2012	1,000	—	11.20	3/21/2022	—	—
	10/24/2012	20,000	—	11.01	10/24/2022	—	—

Gerald D. Coia	—	—	—	—	—	—	—

Jonathan S. Wood	10/24/2012	20,000	—	11.01	10/24/2022	—	—

(1) All stock options granted vest in five equal annual installments commencing on the first anniversary of the date of grant.

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Options Exercised and Stock Vested

The following table provides information concerning the vesting of stock awards for each named executive officer, on an aggregate basis, during the year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise (1)	Number of shares acquired on vesting	Value realized on vesting (2)
Rheo A. Brouillard	3,318	$30,988	13,329	$198,162
Laurie L. Gervais	―	―	8,331	124,162
Paul R. Little	―	―	2,499	37,000
Lauren L. Murphy	―	―	7,082	105,647
Gerald D. Coia	―	―	―	―
Jonathan S. Wood	―	―	3,917	58,609

(1)	The value realized upon exercise is equal to the aggregate fair market value on the dates of exercise less the exercise price on the grant date, multiplied by the number of options exercised.
(2)	The value realized upon vesting is equal to the closing market price of the Company’s common stock on the date of vesting multiplied by the number of shares acquired. In each case, except for Mr. Little, the amount reported is the aggregate of shares vesting from more than one grant of restricted stock.

Pension Benefits

The following table presents an estimate of the present value of the pension benefits payable at December 31, 2017. Messrs. Little, Coia and Wood have not entered into an executive supplemental retirement arrangement or any other defined benefit pension arrangement with SI Financial or Savings Institute.

Name	Plan Name	Present Value of Accumulated Benefit ($)(1)
Rheo A. Brouillard	Savings Institute Executive	$3,149,887
	Supplemental Retirement Plan
Laurie L. Gervais	Savings Institute Executive	$1,728,654
	Supplemental Retirement Plan
Lauren L. Murphy	Savings Institute Executive	$1,303,988
	Supplemental Retirement Plan II

(1)	The present value has been calculated assuming the named executive officer will remain in service until Normal Retirement Age (as defined in the plan) without a reduction in benefits. The accumulated benefit is calculated in accordance with FASB ASC Topic 710 – Compensation and Topic 715 – Compensation – Retirement Benefits, using a 6.00% discount rate.

Executive Supplemental Retirement Plan. Savings Institute maintains an executive supplemental retirement plan arrangement for Mr. Brouillard, Ms. Gervais and Ms. Murphy. Each executive is entitled to a retirement benefit based on a fixed percentage of the average of his or her three highest years of compensation. Benefits are payable upon the earlier of an executive’s termination of employment (other than for cause) at or after attaining age 65, or on the date when the sum of the executive’s years of service and age total 80. If an executive terminates employment before satisfaction of these requirements, he or she may receive an early retirement benefit that would be adjusted by 2% for each point by which the sum of his or her age and years of service is less than 80. Executives may elect to receive their plan benefits in a single life annuity with 15 guaranteed annual payments or a lump sum equal to the actuarial equivalent of the annuity payment. See “Potential Post-Termination Benefits” for a description of the benefits provided under the executive supplemental retirement plan arrangements.

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Split-Dollar Life Insurance Agreements. Savings Institute maintains individual split-dollar life insurance agreements with Mr. Brouillard, Ms. Gervais and Ms. Murphy to encourage the officers to continue to render high quality service to Savings Institute in exchange for financial protection for their beneficiaries if they die. The death benefits provided under the split-dollar life insurance agreements are funded through bank-owned life insurance policies. Savings Institute pays all of the life insurance premiums. See “Potential Post-Termination Benefits” for a description of the benefits provided under the agreements.

Nonqualified Deferred Compensation Plan

The following table provides information with respect to the Savings Institute Bank and Trust Company Supplemental Executive Retirement Plan (the “SERP”). Mr. Brouillard and Ms. Gervais participate in the SERP.

Name	Plan Name	Registrant Contributions in Last Fiscal Year ($)	Aggregate Loss ($)	Aggregate Balance at Last Fiscal Year End ($)
Rheo A. Brouillard	Supplemental Executive Retirement Plan	$31,537	$3,302	$204,222

Laurie L. Gervais	Supplemental Executive Retirement Plan	6,989	46	16,770

Supplemental Executive Retirement Plan. Savings Institute maintains a supplemental executive retirement plan that provides restorative payments to executives designated by the Board of Directors who are prevented from receiving the full benefits contemplated by the ESOP’s benefit formula and the full matching contribution under the 401(k) Plan. Savings Institute’s Board of Directors has designated Mr. Brouillard and Ms. Gervais to participate in the plan. The restorative payments under the plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the ESOP and payments for employer matching contributions that cannot be allocated under the 401(k) Plan due to the legal limitations imposed on tax-qualified plans. The benefits under the plan will be paid to Mr. Brouillard and Ms. Gervais at the same time benefits are paid under the ESOP and 401(k) Plan. See “Potential Post-Termination Benefits” for a description of the benefits provided under the plan.

Potential Post-Termination Benefits

Payments Made Upon Termination for Cause. If a named executive officer is terminated for cause, he or she will receive his or her base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided. All unvested stock options, restricted stock and performance shares awarded to the named executive officers under the Equity Incentive Plan would be forfeited upon termination for cause.

All benefits credited to Mr. Brouillard and Ms. Gervais under the supplemental executive retirement plan are non-forfeitable and therefore payable if he or she is terminated for cause.

Payments Made Upon Termination without Cause or for Good Reason. Under the terms of the employment agreement with Mr. Brouillard, if SI Financial or Savings Institute elects to terminate Mr. Brouillard for reasons other than for cause, or if Mr. Brouillard resigns for good reason (as defined below), the executive (or, in the event of death, his beneficiaries) is entitled to a lump sum severance payment equal to the base salary payments due for the remaining term of the employment agreement, along with all contributions that would have been made on behalf of the executive during the remaining term of the agreement pursuant to any of SI Financial or Savings Institute-sponsored employee benefit plans. In addition, Savings Institute or SI Financial would continue and/or pay for the executive’s life, medical, disability and dental coverage for the remaining term of the employment agreement.

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“Good Reason” means the material breach of the agreement by Savings Institute or SI Financial, including: (1) a material change to the executive’s responsibilities or authority; (2) assignment to executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills or experience; (3) the failure to nominate or renominate the executive to the Board of Directors of Savings Institute or SI Financial; (4) a reduction in salary or benefits; (5) termination or material reduction of incentive and benefits plans, programs or arrangements; (6) relocation of executive’s principal business office by more than twenty-five miles; or (7) the liquidation or dissolution of SI Financial or Savings Institute.

If Messrs. Little or Wood, Ms. Gervais or Ms. Murphy are terminated without cause or for good reason, each would retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.

All benefits credited to Mr. Brouillard and Ms. Gervais under the supplemental executive retirement plan are non-forfeitable and therefore payable if he or she is terminated for good reason or without cause.

All unvested stock options, restricted stock and performance shares awarded under the Equity Incentive Plan to named executive officers would be forfeited upon termination without cause or for good reason.

Payments Made Upon Disability. Under the employment agreement with Mr. Brouillard, if he becomes disabled and his employment is terminated, he will be entitled to disability pay equal to 100% of his bi-weekly base salary in effect at the date of termination. He would continue to receive disability payments until the earlier of: (1) the date he returns to full employment with us; (2) his death; or (3) age 65. All disability payments would be reduced by the amount of any benefits payable under our disability plans. In addition, Mr. Brouillard would continue to be covered to the greatest extent possible under all benefit plans in which he participated before his disability as if he were actively employed by us.

If Messrs. Little or Wood, Ms. Gervais or Ms. Murphy becomes disabled and his or her employment is terminated, each will be entitled to benefits payable under our disability plans.

All benefits credited to Mr. Brouillard and Ms. Gervais under the supplemental executive retirement plan are non-forfeitable and therefore payable if he or she becomes disabled and his or her employment is terminated.

Under the terms of the supplemental executive retirement plan arrangements, if an executive becomes disabled, Savings Institute will transfer funds to a contingent liability trust equal to its accrued plan liability for the executive as of the date of the disability. When the accrued liability balance is transferred, Savings Institute’s obligation ends and a bank-owned disability policy from MassMutual Life Insurance Company covering the executive makes payments to the Contingent Liability Trust during the disability period.

Upon termination due to disability, outstanding stock options granted pursuant to the Equity Incentive Plan vest and remain exercisable until the earlier of one year from the date of termination of employment due to disability or the expiration date of the stock options. Restricted stock awards and performance shares granted to these officers under the plan also vest upon termination of employment due to disability.

Payments Made Upon Death. Under his employment agreement, Mr. Brouillard’s estate is entitled to receive the compensation due to him through the end of the month in which his death occurs.

Messrs. Little or Wood, Ms. Gervais or Ms. Murphy’s estate is entitled to receive compensation due to him or her through the date of his or her death.

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All benefits credited to Mr. Brouillard and Ms. Gervais under the supplemental executive retirement plan are non-forfeitable and therefore payable to his or her beneficiaries if he or she dies.

Under the terms of the executive supplemental retirement plan arrangements, should an executive die while employed with Savings Institute or after the payments have begun, the executive’s designated beneficiary will receive the balance in the executive’s plan liability account on the date of death in a lump sum cash payment.

Pursuant to the split-dollar life insurance agreements with Mr. Brouillard, Ms. Gervais and Ms. Murphy, if an executive dies following his or her termination of employment, the death benefit provided under his or her split-dollar life insurance agreement is determined in accordance with the methodology set forth in his or her agreement. The death benefit will not exceed the excess of the net-at-risk amount under the policies for the inactive officer provided, however, that the death benefit provided to a beneficiary of an inactive officer will be reduced to three times the officer’s compensation (as defined in the agreement), if, as of the officer’s death, the officer had an irrevocable election to receive a lump sum distribution of his or her benefits (if any) payable under the executive supplemental retirement plan agreement.

Upon termination of employment due to death, outstanding stock options granted pursuant to the Equity Incentive Plan vest and remain exercisable until the earlier of one year from the date of death or the expiration date of the stock options. Restricted stock awards and performance shares granted under the plans also vest upon death.

Payments Made Upon a Change in Control. Mr. Brouillard’s employment agreement provides that in the event of a change in control followed by voluntary termination of employment (upon circumstances discussed in the agreement) or involuntary termination of employment for reasons other than cause, he receives a severance payment equal to 2.99 times the average of each executive’s five preceding taxable years’ annual compensation (“base amount”). For this calculation, annual compensation will include all taxable income plus any retirement contributions or benefits made or accrued during the period. Mr. Brouillard will also receive the contributions he would have received under our retirement programs for a period of 36 months, as well as health, life, dental and disability coverage for that same time period. Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times the “base amount” constitute “excess parachute payments.” Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount that exceeds the base amount, and the employer may not deduct such amounts. The employment agreement provides that if the total value of the benefits provided and payments made to him in connection with a change in control, either under his employment agreement alone or together with other payments and benefits that he has the right to receive from SI Financial and Savings Institute, exceed three times their base amount (“280G Limit”), at his option, he may receive either the full amount of the total payments payable in connection with a change in control or a reduced amount of the total payments payable in connection with a change in control such that the excise tax would not apply.

The change in control agreements provide that if, following a change in control, the officer’s employment is terminated without cause or he or she voluntarily terminates employment for good reason, he or she will be entitled to a severance payment equal to three times the average of his or her annual compensation over the five calendar years preceding the change in control, plus coverage under Savings Institute’s health and welfare plans for 36 months in the case of all recipients with the exception of Mr. Wood, who has coverage for 24 months. The terms “change in control” and “good reason” are defined in the change in control agreement. The change in control agreements provide that, at the executive’s option, he or she may receive either the full amount of the total payments payable in connection with a change in control or a reduced amount of the total payments payable in connection with a change in control such that the excise tax would not apply.

Under the terms of the executive supplemental retirement plan agreements, if a participant terminates employment in connection with a change in control (as defined in the plan), the participant will be entitled to a lump sum cash amount specified in the executive’s plan agreement payable within five days of the participant’s termination of employment. Payments made under the agreements upon a change in control may be categorized as parachute payments and, therefore, count towards each executive’s 280G Limit.

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Under the terms of the ESOP, upon a change in control (as defined in the plan), the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed by us on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds will be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. Payments under the ESOP are not categorized as parachute payments and, therefore, do not count towards each executive’s 280G Limit.

In addition to providing for benefits lost under the ESOP and 401(k) Plan as a result of limitations imposed by the Internal Revenue Code, the supplemental executive retirement plan also provides supplemental benefits to participants upon a change in control (as defined in the plan) before the complete scheduled repayment of the ESOP loan. The supplemental benefit is equal to the benefit the participants would have received under the ESOP had the participants remained employed throughout the term of the plan’s acquisition loan, less the benefits actually provided. All benefits received under this plan count towards the participant’s 280G Limit.

In the event of a change in control of SI Financial or Savings Institute, outstanding stock options granted pursuant to the Equity Incentive Plan vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options. Restricted stock awards granted and performance shares to these officers under the plans also vest upon a change in control. The value of the accelerated options, restricted stock grants and performance shares count towards an executive’s 280G Limit.

Potential Post-Termination Benefits Tables. The amount of compensation payable to each named executive officer upon termination for cause, termination without cause or for good reason, a change in control followed by termination of employment, disability, death and retirement is shown below. The amounts shown assume that such termination was effective as of December 31, 2017, and thus, include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The amounts do not include the executive’s account balances in Savings Institute’s tax-qualified retirement plans to which each executive has a non-forfeitable interest. The amounts shown relating to unvested options, restricted stock awards and performance shares are based on the fair market value of SI Financial’s common stock on December 29, 2017, which was $14.70. The actual amounts to be paid out can only be determined at the time of such executive’s separation from SI Financial.

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The following table provides the amount of compensation payable to Mr. Brouillard for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Termination Without Cause or for Good Reason	Disability (1)	Death	Retirement	Change in Control with Termination of Employment (2)
Cash payment	$—	$1,500,000	$346,667	$—	$—	$1,985,935
Health and welfare benefits(3)	—	56,519	20,410	—	—	56,519
401(k) Plan matching contribution and ESOP benefit	—	150,051	—	—	—	—
Executive Supplemental Retirement Plan benefit	—	3,099,410	3,099,410	855,514	3,099,410	3,099,410
Split-dollar benefit	—	—	—	2,794,486	—	—
Supplemental executive retirement plan benefit	204,222	204,222	204,222	204,222	204,222	225,753
Total payment	$204,222	$5,010,202	$3,670,709	3,854,222	$3,303,632	$5,367,617

(1)	Disability payment equals the executive’s base salary as of his termination date assuming coverage is continued until executive reaches 65 years of age.
(2)	Mr. Brouillard’s employment agreement provides that in the event of a change in control followed by voluntary termination of employment (upon circumstances discussed in the agreement) or involuntary termination of employment for reasons other than cause, his severance payment cannot exceed 2.99 times the 280G Limit. If a change in control had occurred on December 31, 2017, the amount shown would have been reduced by $71,408 to reflect Mr. Brouillard’s 280G Limit. See “Potential Post-Termination Benefits – Payments Made Upon a Change in Control.”
(3)	Reflects the value of coverage under Savings Institute’s life, medical, health and dental insurance programs for a period of 36 months.

The following table provides the amount of compensation payable to Ms. Gervais for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Termination Without Cause or for Good Reason	Disability	Death	Retirement	Change in Control with Termination of Employment (1)
Cash payment	$—	$—	$—	$—	$—	$963,446
Health and welfare benefits(2)	—	—	—	—	—	28,484
Executive supplemental retirement plan benefit	—	1,504,884	1,504,884	—	1,504,884	1,504,884
Split-dollar benefit	—	—	—	4,495,602	—	—
Supplemental executive retirement plan benefit	16,770	16,770	16,770	16,770	16,770	119,543
Total payment	$16,770	$1,521,654	$1,521,654	$4,512,372	$1,521,654	$2,616,357

(1)	Ms. Gervais’ change in control agreement provides that in the event of a change in control followed by voluntary termination of employment (upon circumstances discussed in the agreement) or involuntary termination of employment for reasons other than cause, her severance payment cannot exceed three times the 280G Limit. If a change in control had occurred on December 31, 2017, the amount shown would have been reduced by $131,257 to reflect Ms. Gervais’ 280G Limit. See “Potential Post-Termination Benefits – Payments Made Upon a Change in Control.”
(2)	Reflects the value of coverage under Savings Institute’s life, medical, health and dental insurance programs for a period of 36 months.

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The following table provides the amount of compensation payable to Mr. Little for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Disability	Death	Retirement	Change in Control with Termination of Employment (1)
Cash payment	$—	$—	$—	$—	$787,379
Income attributable to accelerated value of stock options	—	17,040	17,040	—	17,040
Total payment	$—	$17,040	$17,040	$—	$804,419

(1)	Mr. Little’s change in control agreement provides that in the event of a change in control followed by voluntary termination of employment (upon circumstances discussed in the agreement) or involuntary termination of employment for reasons other than cause, his severance payment cannot exceed three times the 280G Limit. If a change in control had occurred on December 31, 2017, the amount shown would have been reduced by $3,927 to reflect Mr. Little’s 280G Limit. See “Potential Post-Termination Benefits – Payments Made Upon a Change in Control.”

The following table provides the amount of compensation payable to Ms. Murphy for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Disability	Death	Retirement	Change in Control with Termination of Employment (1)
Cash payment	$—	$—	$—	$—	$820,213
Health and welfare benefits(2)	—	—	—	—	56,519
Executive Supplemental Retirement Plan benefit	469,925	9,836	—	469,925	1,303,988
Split-dollar benefit	—	—	4,010,698	—	—
Total payment	$469,925	$9,836	$4,010,698	$469,925	$2,180,720

(1)	Ms. Murphy’s change in control agreement provides that in the event of a change in control followed by voluntary termination of employment (upon circumstances discussed in the agreement) or involuntary termination of employment for reasons other than cause, her severance payment cannot exceed three times the 280G Limit. If a change in control had occurred on December 31, 2017, the amount shown would have been reduced by $890,582 to reflect Ms. Murphy’s 280G Limit. See “Potential Post-Termination Benefits – Payments Made Upon a Change in Control.”
(2)	Reflects the value of coverage under Savings Institute’s life, medical, health and dental insurance programs for a period of 36 months.

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The following table provides the amount of compensation payable to Mr. Wood for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Disability	Death	Retirement	Change in Control with Termination of Employment (1)
Cash payment	$—	$—	$—	$—	$439,454
Health and welfare benefits(2)	—	—	—	—	29,074
Total payment	$—	$—	$—	$—	$468,528

(1)	Mr. Wood’s change in control agreement provides that in the event of a change in control followed by voluntary termination of employment (upon circumstances discussed in the agreement) or involuntary termination of employment for reasons other than cause, his severance payment cannot exceed three times the 280G Limit. If a change in control had occurred on December 31, 2017, the amount shown to reflect Mr. Wood’s 280G Limit would not have been reduced. See “Potential Post-Termination Benefits – Payments Made Upon a Change in Control.”
(2)	Reflects the value of coverage under Savings Institute’s life, medical, health and dental insurance programs for a period of 24 months.

CEO Pay Ratio

In accordance with the applicable provisions of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of all employees of the Company and the annual total compensation of our CEO.

For 2017, our median annual total compensation for all employees other than our CEO was $34,998. The annual total compensation for our CEO for the same period was $963,569. The ratio of our CEO’s compensation to the median employee compensation was 28 to 1.

We identified our median employee compensation using our entire workforce as of December 31, 2017. We included all employees, whether employed on a full-time, part-time or seasonal basis. No full-time equivalent adjustments were made for part-time employees.

We determined the median annual total employee compensation based on total cash compensation, which included base pay, commissions and bonuses. With regard to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included in this Proxy Statement.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and stockholders who own greater than 10% of our common stock are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

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Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors complied with applicable reporting requirements for transactions in SI Financial common stock during 2017.

Policies and Procedures for Approval of Related Persons Transactions

SI Financial maintains a Policy and Procedures Governing Related Persons Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of voting securities of SI Financial, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•	SI Financial is, will or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of SI Financial if the Compensation Committee of the Board of Directors approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of SI Financial if the Board or an authorized committee of the Board approved such compensation; and

•	any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of SI Financial business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to SI Financial’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit and Risk Committee. In determining whether to approve or ratify a related person transaction, the Audit and Risk Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to SI Financial as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to SI Financial that are available from unaffiliated third parties.

A member of the Audit and Risk Committee who has an interest in the transaction will abstain from voting on the approval of the transaction but may, if so requested by the Chair of the Committee, participate in some or all of the discussion relating to the transaction.

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Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by SI Financial to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Savings Institute to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank and must not involve more than the normal risk of collectability or present other unfavorable features. Savings Institute is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit Savings Institute to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

All outstanding loans made by Savings Institute to its directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Savings Institute, and did not involve more than the normal risk of collectability or present other unfavorable features.

In accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Savings Institute’s capital and surplus (up to a maximum of $500,000) and such loans must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to SI Financial’s Code of Ethics and Business Conduct, all executive officers and directors of SI Financial must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of SI Financial. Such potential conflicts of interest include, but are not limited to: (1) SI Financial conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest; and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or in competition with SI Financial.

Submission of Business Proposals and Stockholder Nominations

The Company must receive proposals that stockholders seek to have included in the proxy statement for the Company’s next annual meeting no later than November 29, 2018. If next year’s annual meeting is held on more than 30 calendar days from May 9, 2019, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission. The Company’s Bylaws provide that for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, a stockholder must deliver written notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the meeting; provided that if less than 100 days’ notice or prior public disclosure of the meeting is given or made to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

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Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Laurie L. Gervais, Corporate Secretary, SI Financial Group, Inc., 803 Main Street, Willimantic, Connecticut 06226. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit and Risk Committee. All other communications should be sent to the attention of the Chairperson of the Nominating and Governance Committee.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the internet. We believe that these rules allow us to provide our stockholders with the information they need to vote at our Annual Meeting, while also lowering the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.

Since March 29, 2018, the proxy materials for the 2018 Annual Meeting (which includes the 2017 Annual Report to Stockholders) have been available at the following web site: www.edocumentview.com/SIFI. On this website, the Company also posts the Company’s 2017 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Any stockholder who wishes to receive a printed copy of proxy materials and the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were stockholders as of the close of business on March 12, 2018 upon written request to Laurie L. Gervais, Corporate Secretary, SI Financial Group, Inc., 803 Main Street, Willimantic, Connecticut 06226.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

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SI Financial Group, Inc. IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 9, 2018. Vote by Internet • Go to www.envisionreports.com/SIFI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: For Withhold For Withhold For Withhold +01 - Donna M. Evan 02 - Robert O. Gillard 03 - Dennis Pollack 2. To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018. For Against Abstain 3. Advisory vote to approve the compensation of the company’s named executive officers as disclosed in the proxy statement. For Against Abstain B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 3 6 5 8 6 2 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON MAY 9, 2018 The proxy statement, including the notice of the 2018 annual meeting of stockholders, and the Company’s 2017 Annual Report are available at http://www.edocumentview.com/SIFI. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — SI FINANCIAL GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS — MAY 9, 2018, 9:00 a.m., Local Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints the official proxy committee of the Board of Directors of SI Financial Group, Inc. (the “Company”), consisting of Michael R. Garvey and Kathleen A. Nealon, or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the annual meeting of stockholders to be held on May 9, 2018 at 9:00 a.m., local time, at the Savings Institute Bank and Trust Company Financial Center, 579 North Windham Road, North Windham, Connecticut, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows. This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the nominees and Proposals 2 and 3. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the annual meeting. The above signed acknowledges receipt from SI Financial Group, Inc. before the execution of this proxy, of a proxy statement for the annual meeting of stockholders and an Annual Report to Stockholders for the year ended December 31, 2017. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

SI Financial Group, Inc. IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your voting instruction card, you may choose one of the voting methods outlined below to vote your voting instruction card. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 30, 2018. Vote by Internet • Go to www.envisionreports.com/SIFI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Annual Meeting Voting Instruction Card 1234 5678 9012 345 IF YOU HAVE NOT DIRECTED THE TRUSTEE TO VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Donna M. Evan 02 - Robert O. Gillard 03 - Dennis Pollack For Against Abstain For Against Abstain 2. To ratify the selection of Wolf & Company, P.C. as our 3. Advisory vote to approve the compensation of the independent registered public accounting firm for the fiscal company’s named executive officers as disclosed in the year ending December 31, 2018. proxy statement. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 3 6 5 8 6 2 4 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

SAVINGS INSTITUTE BANK AND TRUST COMPANY PROFIT SHARING AND 401(k) SAVINGS PLAN (“401(k) PLAN”) VOTING INSTRUCTION CARD SI FINANCIAL GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS May 9, 2018 I hereby direct Fidelity Management Trust Company (as trustee for SI Financial Group, Inc. Stock Fund in the 401(k) Plan) to vote all shares of SI Financial Group, Inc. common stock credited to my 401(k) Plan account at the SI Financial Group, Inc. Annual Meeting of Stockholders, and at any and all adjournments or postponements, as set forth on the reverse. IF YOU HAVE NOT DIRECTED THE TRUSTEE TO VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

SI Financial Group, Inc. IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your voting instruction card, you may choose one of the voting methods outlined below to vote your voting instruction card. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 30, 2018. Vote by Internet • Go to www.envisionreports.com/SIFI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Annual Meeting Voting Instruction Card 1234 5678 9012 345 IF YOU HAVE NOT DIRECTED THE TRUSTEE TO VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 - Donna M. Evan 02 - Robert O. Gillard 03 - Dennis Pollack For Against Abstain For Against Abstain 2. To ratify the selection of Wolf & Company, P.C. as our 3. Advisory vote to approve the compensation of the independent registered public accounting firm for the fiscal company’s named executive officers as disclosed in the year ending December 31, 2018. proxy statement. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 3 6 5 8 6 2 5 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

SAVINGS INSTITUTE BANK AND TRUST COMPANY EMPLOYEE STOCK OWNERSHIP PLAN (“ESOP”) VOTING INSTRUCTION CARD SI FINANCIAL GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 9, 2018 I hereby direct First Bankers Trust Services, Inc. (the “ESOP Trustee”) to vote all shares of SI Financial Group, Inc. common stock allocated to my ESOP account at the SI Financial Group, Inc. Annual Meeting of Stockholders, and at any and all adjournments or postponements, as set forth on the reverse. IF YOU HAVE NOT DIRECTED THE TRUSTEE TO VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

SI Financial Group, Inc. IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Annual Meeting Voting Instruction Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 - Donna M. Evan 02 - Robert O. Gillard 03 - Dennis Pollack For Against Abstain For Against Abstain 2. To ratify the selection of Wolf & Company, P.C. as our 3. Advisory vote to approve the compensation of the independent registered public accounting firm for the fiscal company’s named executive officers as disclosed in the year ending December 31, 2018. proxy statement. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 3 6 5 8 6 2 6 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 02RKHB

SI FINANCIAL GROUP, INC. 2012 EQUITY INCENTIVE PLAN VOTING INSTRUCTION CARD SI FINANCIAL GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS May 9, 2018 I understand that First Bankers Trust Services, Inc. is the holder of record and custodian of all unvested restricted shares of SI Financial Group, Inc. (the “Company”) common stock awarded to me under the SI Financial Group, Inc. 2012 Equity Incentive Plan. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 9, 2018. Accordingly, please vote my shares as set forth on the reverse. PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.